Exhibit (a)(28)

On November 14, 2022, Applied Genetics Technologies Corporation (the “Company”) made the following announcement via Twitter regarding the cash tender offer (the “Offer”) by Alliance Acquisition Sub, Inc. (the “Purchaser”), a Delaware Corporation and wholly-owned subsidiary of Alliance Holdco Limited (the “Parent”), a private limited company organized under the laws of England and Wales, to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company, a Delaware corporation, that commenced pursuant to the Agreement and Plan of Merger, dated as of October 23, 2022, by and among the Purchaser, Parent and the Company (the “Merger Agreement”). The Offer is scheduled to expire on November 28, 2022.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of the Company and the timing and benefits thereof, the anticipated contingent value right payments, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties’ ability to complete the transaction on the proposed terms and schedule; whether the tender offer conditions will be satisfied; whether sufficient stockholders of the Company tender their shares in the transaction; the outcome of legal proceedings that may be instituted against the Company and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks relating to product development and commercialization and demand for AGTC’s products (and, as such, uncertainty that the milestones for the contingent value right payments may not be achieved); and other risks related to Company’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Company’s SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended June 30, 2022 and subsequent quarterly and current reports filed with the SEC.

Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, have been filed with the SEC by subsidiaries of Syncona Limited, and a Solicitation / Recommendation Statement on Schedule 14D-9 has been filed with the SEC by the Company. The offer to purchase shares of Company common stock is being made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION / RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Georgeson LLC, Information Agent for the Offer, toll-free at (800) 279-6913. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.AGTC.com.